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                                                               Exhibit 23(p)(12)



                                                 (ALLIANZ GLOBAL INVESTORS LOGO)

                           ALLIANZ GLOBAL INVESTORS OF
                                  AMERICA L.P.

                                 CODE OF ETHICS

Effective July 31 2006

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                                TABLE OF CONTENTS

I.    INTRODUCTION .......................................................     1
      A. Adoption of the Code of Ethics ..................................     1
      B. Standards of Business Conduct ...................................     1
      C. Questions .......................................................     2

II.   GENERAL DEFINITIONS ................................................     3
      A. Supervised Persons ..............................................     3
            1. Access Person .............................................     3
            2. Non-Access Person .........................................     3
            3. Investment Person .........................................     4

III.  REPORTABLE ACCOUNTS ................................................     4

IV.   PERSONAL SECURITIES TRANSACTIONS ...................................     5
      A. Trading in General ..............................................     5
            1. Securities ................................................     5
            2. Purchase or Sale of a Security ............................     5
            3. Exempt Securities .........................................     5
            4. Beneficial Ownership ......................................     6
            5. Exempt Transactions .......................................     7
            6. Additional Exempt Transactions - Non-Access Persons .......     8
      B. Prohibited Transactions .........................................     9
            1. Blackout Periods ..........................................     9
            2. Short-Term Trading ........................................    10
            3. Initial Public Offerings ..................................    10
      C. Circumstances Requiring Pre-clearance ...........................    10
      D. General Pre-clearance Procedures ................................    11
            1. Operating Entities with CTI ...............................    11
            2. Operating Entities without CTI ............................    11
      E. Trading Restrictions in Open-End Mutual Funds ...................    11

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                          TABLE OF CONTENTS (CONTINUED)

      F. Pre-clearance Procedures for AGI Closed-End Funds ...............    12
      G. Blackout Periods - Allianz Shares ...............................    12
      I. Allianz Restricted List .........................................    13
      J. Private Placements ..............................................    13

V.    REPORTING ..........................................................    14
      A. Use of Broker-Dealers ...........................................    14
      B. Designated Broker ...............................................    14
      C. Reporting of Non-Designated Brokerage Accounts ..................    14
      D. Initial Reporting and Certification for New Employees ...........    15
      E. Annual Reporting and Certification ..............................    15
      F. Review ..........................................................    15

VI.   FIDUCIARY DUTIES ...................................................    16
      A. Gifts and Entertainment .........................................    16
      B. Privacy Policy ..................................................    17
      C. Political and Charitable Contributions ..........................    17
      D. Outside Business Activities .....................................    17
            1. Service as Director of a Public Company ...................    18

VII.  COMPLIANCE .........................................................    19
      A. Certificate of Receipt ..........................................    19
      B. Certificate of Compliance .......................................    19
      C. Remedial Actions ................................................    19

VIII. REPORTS TO MANAGEMENT AND TRUSTEES .................................    20

IX.   REPORTING OF APPARENT OR SUSPECTED VIOLATIONS OF THE FEDERAL
      SECURITIES LAWS ("WHISTLEBLOWER POLICY") ...........................    20

X.    RECORDKEEPING REQUIREMENTS .........................................    21

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                                   APPENDICES

The following appendices are attached to this Code and are a part of this Code:

     I.     Insider Trading Policy and Procedures
     II.    Privacy Policy
     III.   Guidance on Beneficial Ownership
     IV.    Guidance on Short-Term Profit Recovery
     V.     CTI iTrade Instructions
     VI.    Charles Schwab Welcome Letter
     VII.   Initial Acknowledgement of Receipt of this Code
     VIII.  Initial Report of Personal Securities Holdings and Brokerage
            Accounts
     IX.    Quarterly Transaction Report
     X.     Annual Listing of Securities Holdings and Certification of
            Compliance
     XI.    Employee Trade Pre-Clearance Form (Manual)
     XII.   Employee Trade Pre-Clearance Form (CTI)
     XIII.  Private Placement Approval Request Form
     XIV.   Review of Transactions in AGI Closed End Funds
     XV.    AGI Closed End Funds Pre-clearance Form
     XVI.   IQ Closed End Funds Pre-clearance Form
     XVII.  Report of Offer or Receipt of Gifts
     XVIII. Outside Business Activities Form

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                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                                 CODE OF ETHICS
                             Effective July 31, 2006

                                  INTRODUCTION

                         ADOPTION OF THE CODE OF ETHICS

     This Code of Ethics (the "Code") has been adopted by Allianz Global Investors of America L.P. and its affiliated subsidiaries or divisions (collectively, the "Company") in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Rule 204A-1 requires, at a minimum, that an adviser's code of ethics set forth standards of conduct, require compliance with federal securities laws and address personal trading by advisory personnel.

                          STANDARDS OF BUSINESS CONDUCT
FIDUCIARY DUTY

     The Code is applicable to all officers and employees of the Company and is based on the principle that in addition to the fiduciary obligations of the Company, you, as an officer or employee of the Company, owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which the Company serves as an adviser or sub-adviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must:

     1. PLACE THE INTERESTS OF OUR ADVISORY CLIENTS FIRST. As a fiduciary, you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than for the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that Security. If you are an Investment Person of the Company (as defined under the heading General Definitions), you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client. Investment opportunities of limited availability that are suitable for Advisory Clients also must be considered for purchase for such Advisory Client accounts before personally trading in them by any Investment Person who is aware of the opportunity. Such opportunities include, but are not limited to investments in initial public offerings and private placements.

     2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE COMPANY INSIDER TRADING POLICY AND PROCEDURES. The Company encourages you and your family to develop personal investment programs. However, you must not take any action in


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          connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. Failure to comply with this Code may result in disciplinary action, including but not limited to, fines, disgorgement of profits, suspension of trading privileges or termination of employment. In addition, you must comply with the policies and procedures set forth in the Company Insider Trading Policy and Procedures, which is attached to this Code as Appendix I. Situations that are questionable may be resolved against your personal interests.

     3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Company directly or on behalf of an Advisory Client of the Company could call into question the independence of your business judgment. In addition, information concerning the identity of security holdings and financial circumstances of an Advisory Client is confidential. You may not use personal or account information of any client of the Company except as permitted by the Company's Privacy Policy which is attached to this Code as Appendix II. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Situations that are questionable may be resolved against your personal interests.

     4. COMPLY WITH APPLICABLE FEDERAL SECURITIES LAWS AND REGULATIONS. In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory Client, you are not permitted to: (i) defraud such client in any manner; (ii) mislead such client, including making a statement that omits material facts; (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client; (iv) engage in any manipulative practice with respect to such client; (v) engage in any manipulative practices with respect to securities, including price manipulation; or (vi) otherwise violate applicable federal securities laws (including without limitation, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission ("Commission") under these statutes, the U.S.A. Patriot Act, as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury). In the event that you are unsure of any such laws or regulations, then you must consult the Company's Legal Department.

     As an employee of the Company, you must promptly report any suspected violation of the federal securities laws, as well as any violations or suspected violations of this Code, to the Chief Compliance Officer of your operating entity.

     In addition to the requirements contained in this Code, you must also comply with any supplemental policies and procedures associated with the Code of Ethics.

                                    QUESTIONS

     Questions regarding this Code should be addressed to the Chief Compliance Officer of your operating entity or his or her designee.


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                               GENERAL DEFINITIONS

SUPERVISED PERSONS

     The following persons are considered to be "Supervised Persons" under the
Code:

          1. Any partner, officer, director (or other person occupying a similar status or performing similar functions) and employee of the Company;

          2. All employees of entities affiliated with an operating entity of the Company that have been authorized by the Company to act in an official capacity on behalf of another operating entity within the Company, sometimes referred to as "dual" employees;

          3. Certain persons who are employed by the Company as a consultant, contractor, intern or temporary employee and are subject to the Company's supervision and control; and

          4. All Access Persons, Non-Access Persons and Investment Persons as defined below.

     Supervised Persons will be placed in one or more of the following categories based upon the individual's activities and role within the Company. Provisions of the Code pertaining to the preclearance requirements and certain prohibited transactions may apply to more than one category.

     A. "ACCESS PERSON" means any partner, officer, director, Investment Person, or employee of the Company who:

          (1) in connection with their regular duties, makes, participates in, or has access to nonpublic information regarding the purchase or sale of securities by the Advisory Clients of the Company, or has access to non-public information regarding the portfolio holdings of any Fund for which the Company serves as an investment adviser or subadviser; or

          (2) is involved in making securities recommendations to Advisory Clients, including Funds, or who has access to such recommendations that are non-public.

     B. "NON-ACCESS PERSON" means any employee of the Company that is NOT an Access Person.

     C. "INVESTMENT PERSON" means any employee of the Company who, in connection with their regular functions and duties, makes, or participates in making, recommendations regarding the purchase or sale of securities on behalf of any Advisory Client, provides information or advice to a portfolio manager, or helps execute a portfolio manager's recommendations. Generally, Investment Persons include, but are not limited to, portfolio managers, research analysts and traders.

     Certain operating entities may decide to classify all of its employees in one category, regardless of individual job duties and responsibilities. Your category may be subject to change if your position within your operating entity changes or if you have been transferred to another operating entity within the Company.

                               REPORTABLE ACCOUNTS


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     The following types of brokerage or trading accounts are required to be reported by Supervised Persons. Transactions in such accounts are also required to be pre-cleared unless the transaction is for an "Exempt Security" or the transaction qualifies as an "Exempt Transaction" as defined under the heading Trading in General below.

     1.   Accounts in the name of or for the direct or indirect benefit of:

               (a) A Supervised Person; or

               (b) A Supervised Person's spouse, domestic partner, minor children and any other person to whom the Supervised Person provides significant financial support, as well as to transactions in any other account over which the Supervised Person exercises investment discretion, regardless of beneficial ownership. The term "Beneficial Ownership" is described below.

     2. Accounts that have the ability to hold securities reportable under the Code other than Exempt Securities even if such accounts currently only hold Exempt Securities.

     EXCLUDED FROM REPORTABLE ACCOUNTS ARE THE FOLLOWING:

     1. Accounts that are fully managed by a third party where the Supervised Person does not have discretion over investment selections for the account through recommendation, advice, prior review or otherwise. In cases where the employee reports a brokerage or trading account that is independently managed, the employee must certify that the account is separately managed by a third party and Compliance will separately verify this fact.

     2. Accounts which exclusively hold Exempt Securities and are unable to hold any non-Exempt Securities.

     3. 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

     4. The Allianz 401(k) Plan (the "Plan"). Employees are not required to report mutual fund transactions or holdings in the Plan. Such reports are provided directly to the Company by the Plan administrator.


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                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

     You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Pre-clearance Procedures.

     SECURITIES

     The following are Securities:

     Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or shares of open-end and closed-end investment companies, or shares of any pooled or commingled investment vehicles, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

     The following are not Securities:

     Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures(1) and futures and options on any group or index of Securities (as defined in the Investment Company Act of 1940) are Securities.

     PURCHASE OR SALE OF A SECURITY

     The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     EXEMPT SECURITIES

     All Securities are reportable securities under the Code with a few limited exceptions. The following securities are exempt from both the pre-clearance and reporting requirements under the Code:

     1.   Direct obligations of the Government of the United States.

     2. Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating

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(1)  A security future is a contract of sale for future delivery of a single security or a narrow-based security index.


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          categories by a Nationally Recognized Statistical Rating Organization,
          or which is unrated but of comparable quality), including repurchase agreements.

     3.   Shares of money market funds.

     4. Shares of registered open-end investment companies ("Open-End Mutual Funds") that are not advised by the Company or sub-advised by an employee's operating entity.(2) This exemption does not apply to an exchange-traded fund organized as an open-end investment company.

     5. Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds that are not advised or sub-advised by the Company. This exemption does not apply to an exchange-traded fund organized as a unit investment trust.

     BENEFICIAL OWNERSHIP

     The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

     You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

     You have a Pecuniary Interest in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

     The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

     1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     2.   Your ownership of a vested beneficial interest in a trust.

     3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     The following are examples of an indirect Pecuniary Interest in Securities:

     1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit subject to review and approval by Compliance.

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(2)  Allianz Global Investors Open-End Mutual Funds include funds available through the Allianz Global Investors 401(k) Plan, Auto Invest Program and Deferred Compensation Plan. For a listing of sub-advised Open-End Mutual Funds, please see your local Compliance Officer.


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

          Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     2. Securities held by any individual for whom you provided significant economic support during the immediately preceding 12-month period, even if such individual does not share the same household.

     3. Your interest as a general partner in Securities held by a general or limited partnership.

     4. Your interest as a manager-member in the Securities held by a limited liability company.

     You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

     Additional guidance relating to Beneficial Ownership can be found in Appendix III.

     EXEMPT TRANSACTIONS

     The following Exempt Transactions are not subject to the pre-clearance requirements under the Code, although they are still subject to the reporting requirements under the Code except where specifically identified as exempt.

     1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence subject to review and approval by Compliance. Such transactions are also exempt from the reporting requirements.

     2. Transactions effected pursuant to an automatic investment plan or dividend reinvestment plan(3). Such transactions are also exempt from the reporting requirements unless a transaction overrides the pre-set schedule or allocations of the plan. In such cases, the transaction(s) must be included in a quarterly transaction report.

     3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

     4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar

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(3)  Automatic Investment Plans and Dividend Reinvestment Plans however are required to be reported in the Initial Report of Personal Securities Holdings and Brokerage Accounts and the Annual Report.

          corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

     5. Such other class of transactions as may be exempted from time to time by Compliance based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 204A-1 under the Investment Advisers Act of 1940, as amended, or a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. Compliance may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

     6. Such other specific transactions as may be exempted from time to time by your local Compliance Officer based upon a determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory Clients. On a case-by-case basis, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except for the provisions set forth below under Reporting. All requests to exempt a transaction must be in writing and forwarded to your local Compliance Officer for approval prior to your executing the transaction.

     ADDITIONAL EXEMPT TRANSACTIONS - NON-ACCESS PERSONS AND AGI-NEWPORT BEACH EMPLOYEES

     The following classes of transactions have been designated as Exempt Transactions by Compliance and are applicable only to Non-Access Persons in addition to all AGI employees located in Newport Beach. Such transactions are not subject to the pre-clearance requirements under the Code, although they are still subject to the reporting requirements under the Code.*

     1. Purchases or sales that do not exceed 2,000 shares per day, per issuers with a total market capitalization of $5 billion or greater at the time of investment. If you are unsure whether a security meets the market capitalization criteria, contact your local Compliance Officer.

     2. Purchases or sales up to the lesser of 1,000 shares or $10,000 per calendar week, per issuer, of stock of issuers with market capitalizations below $5 billion at the time of investment.

     3. Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities issued by U.S. corporations.

     4. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

     5. Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

          A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income securities in excess of $50 billion.


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

     6. Short sales of any Securities otherwise permitted hereunder or puts, calls, straddles, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

                                     CAUTION

     Qualified foreign governments and issuer market capitalization amounts may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you pre-clear the sale in compliance with the procedures set forth in the Code.

* THE PRE-CLEARANCE EXEMPTION FOR THESE ITEMS DOES NOT APPLY FOR EMPLOYEES THAT ARE BASED IN NEW YORK. SUCH EMPLOYEES MUST PRE-CLEAR THESE TRANSACTIONS THROUGH CTI ITRADE. PLEASE REFER TO THE GENERAL PRE-CLEARANCE PROCEDURES SECTION FOR FURTHER DETAILS.

                             PROHIBITED TRANSACTIONS

     The following prohibited transactions are applicable to Non-Access Persons, Access Persons and Investment Persons as described below.

BLACKOUT PERIODS

     1. ACCESS PERSONS

     Same day securities may not be purchased or sold by an Access Person if, at the time of pre-clearance, there is a pending buy or sell order on the relevant trading desk on behalf of an Advisory Client in the same Security or an equivalent security.(4) Such orders by an Access Person can only be purchased or sold on the following day that the Advisory Client(s) order has been executed.

     Securities may not be purchased or sold if, at the time of pre-clearance, you knew or should have known that an Advisory Client would be trading in the same security or an equivalent Security on the same day.

     2. INVESTMENT PERSONS

     Investment Persons may not purchase or sell Securities during the period beginning 3 days before and ending 3 days after the day on which an Advisory Client trades in the same Security or an equivalent Security.

     3. ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS EMPLOYEES

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(4)  An equivalent Security of a given Security is (i) a Security issuable upon exercise, conversion or exchange of the given Security, (ii) a Security excercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given security.

     Employees of Allianz Global Investors Managed Accounts LLC ("AGIMA") are also subject to a 3 day after blackout period following any purchase or sale in the same security that was triggered by a portfolio manager's investment decision on behalf of any of the managed account models.

     4. ALLIANZ HEDGE FUND PARTNERS EMPLOYEES

     Employees of Allianz Hedge Fund Partners L.P. ("AHFP") are prohibited from purchasing or selling the same security on the same day that the security was traded on behalf of the Special Purpose Vehicles.

SHORT-TERM TRADING

     Non-Access Persons, Access Persons and Investment Persons may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same Securities or equivalent Securities (other than Exempt Securities) of which you have Beneficial Ownership, including the purchase or sale of any derivatives security. Any such short-term trade must be unwound, or, if that is not practical, any profits realized on the transaction will be disgorged to the Company. The Company will donate the profits realized on such short-term trades to a charity selected by the employee from a Company approved list of charities.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities. Additional guidance relating to short-term profit recovery can be found in Appendix IV attached to this Code.

INITIAL PUBLIC OFFERINGS

     Non-Access Persons, Access Persons and Investment Persons are prohibited from acquiring Beneficial Ownership of any Securities in an Initial Public Offering.

     For purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                     CIRCUMSTANCES REQUIRING PRE-CLEARANCE

     If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be acquired or sold in an Exempt Transaction, such securities may be acquired or sold only in compliance with the procedures set forth under General Pre-clearance Procedures.

                        GENERAL PRE-CLEARANCE PROCEDURES

OPERATING ENTITIES WITH CTI


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

     All Non-Access Persons, Access Persons, and Investment Persons of the Company with CTI iTrade must pre-clear all personal transactions in Securities which are deemed to be beneficially owned by you as defined above (other than Exempt Securities or in connection with an Exempt Transaction) by submitting a Trade Request Form through CTI iTrade, a sample of which appears in Appendix
XII. Please also refer to Appendix V for instructions on how to use CTI iTrade. For employees located in New York or Stamford, if you have any questions regarding the use of CTI iTrade, please call the Allianz Global Investors-NY Compliance Hot-Line at (212) 739-3186. For all other employees, please contact your local Compliance Officer or his or her designee.

     For employees located in New York or Stamford, if you are out of the office and are unable to access CTI iTrade through the Company Intranet, please contact the Compliance Hot-Line at (212) 739- 3186. A representative from the Compliance department will be able to assist you with your preclearance request. For all other employees, please contact your local Compliance Officer or his or her designee.

OPERATING ENTITIES WITHOUT CTI

     All Non-Access Persons, Access Persons, and Investment Persons who do not have CTI iTrade must pre-clear all personal transactions in Securities (other than Exempt Securities or in connection with an Exempt Transaction as defined above) by completing an Employee Pre-Clearance Form (Manual) which appears in Appendix XI and submitting such form to your operating entity's designated preclearance personnel.

     All pre-clearance approvals are effective until the close of business on the day that pre-clearance is given (4:00pm EST), meaning the purchase or sale must be executed by the close of business on the day that your pre-clearance request has been approved. If the individual submitting the request wishes to execute a trade in the same Security or an equivalent Security on subsequent days (e.g., in the case of a limit order that has not been executed or is partially filled on the date pre-clearance was requested), a new pre-clearance request must be submitted. GOOD TILL CANCELED (GTC) ORDERS ARE PROHIBITED.

                  TRADING RESTRICTIONS IN OPEN-END MUTUAL FUNDS

     The following trading restrictions related to Open-End Mutual Funds apply to all Non-Access Persons, Access Persons and Investment Persons of the Company.

EXCESSIVE TRADING

     Excessive trading in Open-End Mutual Funds is strictly prohibited. No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

TRADING IN OPEN-END MUTUAL FUNDS WHERE THE COMPANY IS THE ADVISER OR THE EMPLOYEE'S OPERATING ENTITY IS THE SUB-ADVISER

     Employees may not purchase and sell, or sell and purchase the same Open-End Mutual Fund, in any 30-day period, regardless of whether those transactions occurred in a single account (e.g., a brokerage account, a 401(k) account, a deferred compensation account, Allianz Auto-Invest Program, etc.) or across multiple accounts in which the employee has beneficial interest. Please note that these limitations should be taken into consideration when rebalancing such accounts.

     i. This prohibition will not apply, however, with respect to purchases made pursuant to an automatic payroll investment feature in the PIMCO Auto-Invest Program, a deferred compensation, 401(k) or retirement plan (e.g., purchases of mutual fund shares every pay period in an employee's 401(k) plan). In order to rely on this exception, your investment options in such plans may not be changed more than once each month.

     ii. This prohibition will not apply with respect to automatic reinvestments of dividends, income or interest received from the mutual fund.

      PRE-CLEARANCE PROCEDURES FOR AGI CLOSED-END FUNDS AND NON-PROPRIETARY
                          SUB-ADVISED CLOSED-END FUNDS

     PLEASE REFER TO THE COMPLIANCE SECTION OF THE COMPANY INTRANET FOR THE RESPECTIVE BLACKOUT PERIODS RELATING TO AGI CLOSED-END FUNDS.

     If you wish to invest in a closed-end fund in which Allianz Global Investors Fund Management LLC acts as the adviser ("Closed End Funds"), you must complete a pre-clearance form and submit it to your local Compliance officer for approval. The policy relating to trading in AGI Closed-End Funds is attached to this Code as Appendix XIV and the pre-clearance form is attached to this Code as Appendix XV.

     If you wish to invest in a non-proprietary closed-end fund where your operating entity serves as the sub-adviser, you must complete a pre-clearance form and submit it to your local Compliance officer for approval. Unless otherwise attached as an Appendix to this Code, please contact your local Compliance department for the appropriate forms and pre-clearance procedures.

                        BLACKOUT PERIODS - ALLIANZ SHARES

     PLEASE REFER TO THE COMPLIANCE SECTION OF THE COMPANY INTRANET FOR THE RESPECTIVE BLACKOUT PERIODS RELATING TO ALLIANZ AG SECURITIES.

     All employees are prohibited from trading in Allianz AG securities (including ADRs) during certain periods of the year, generally surrounding the release of annual financial statements and quarterly results. This restriction also applies to transactions that completely or in part refer to Allianz AG company shares (or derivatives thereof) which involve the exercise of cash settled options or any kind of rights granted under compensation or incentive programs such as Stock Appreciation Rights ("SARs"), Phantom Stocks or Participation Schemes. Any exercise with direct cash-out payments are equivalent to the outright sale of Allianz shares held by an employee and therefore, would not be permitted during such blackout period.

                             ALLIANZ RESTRICTED LIST

     The Allianz Restricted List includes companies in which the trading of securities is restricted for certain types of accounts. Such restrictions may be applicable to trades for Advisory Clients, trades for proprietary accounts and/or for personal securities transactions. Companies may be added to the

Restricted List for a variety of reasons, such as the following: (i) the company being a traded affiliate, (ii) an affiliated operating entity having inside information about a particular issuer or (iii) to ensure that the aggregate group holding does not breach a particular threshold. Employees are prohibited from trading in any securities issued by the companies on the Restricted List if such restrictions apply to personal account dealings. The Compliance department of each operating entity will be responsible for reviewing personal securities transactions against the Restricted List.

                               PRIVATE PLACEMENTS

     If you are an Access Person, you may not acquire Beneficial Ownership of any Securities in a private placement, unless you have received prior written approval from your local CIO and Compliance Officer. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you solely by virtue of your position. The form for requesting private placement approval is attached to this Code (Appendix XIII).

     For purposes hereof, "private placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

     If you are an Investment Person and you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by your local CIO or a Portfolio Manager who does not have Beneficial Ownership of any Securities of the issuer.

                                    REPORTING

USE OF BROKER-DEALERS

     You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

DESIGNATED BROKER

     To assist in the implementation of the Code and meet regulatory requirements, all New York based employees must maintain their personal brokerage and trading accounts (which they are deemed to have Beneficial Ownership) with a "Designated Broker" (currently Charles Schwab-see Appendix VI for further details). It is preferred that all other employees of the Company use a Designated Broker, although it is not required. If you are an employee with a Designated Broker, you are required to transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. There will be no costs charged by the Designated Broker associated with transferring your personal brokerage/trading accounts.

     If you are maintaining a brokerage account other than with a Designated Broker, you are required to immediately disclose this to your local compliance department. Based upon the determination by the appropriate Compliance Officer, certain limited exemptions may be granted that would allow the employee to continue maintaining his or her personal brokerage/trading accounts with a non-designated broker.

REPORTING OF NON-DESIGNATED BROKERAGE ACCOUNTS

     Each employee must report the employee's brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, you must cause each non-designated registered broker-dealer, who maintains an account for Securities of which you have Beneficial Ownership, to provide to a Compliance Officer of the Company or his or her designee, within 30 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account. Employees are excused from submitting Quarterly Transaction Reports (attached to this Code as Appendix IX) only if doing so would duplicate information contained in trade confirmations or account statements that the Company holds in its records, provided the Company has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

     The confirmations and statements required by (a) and (b) above must in the aggregate provide all of the information required by the Quarterly Transaction Report. If they do not, you must complete and submit a Quarterly Transaction Report

     Most broker-dealers require that the Company provide a Rule "407" letter which acknowledges that your account is held by such broker-dealer and requests that the broker-dealer provide the relevant compliance department with duplicate client account statements and transactional confirms. Your local Compliance Officer or his or her designee will execute this letter for any of your beneficially owned accounts that have been approved by Compliance.

     You must report to your local Compliance Officer or his or her designee, within 10 days of the occurrence, the opening of any new brokerage accounts.

INITIAL REPORTING AND CERTIFICATION FOR NEW EMPLOYEES

     Within 10 days following the commencement of employment at the Company, all employees are required to complete and submit the Initial Acknowledgement Certification and the Initial Listing of Personal Securities Holdings, Mutual Fund and Brokerage Accounts forms to your local Compliance department (See Appendix VII and VIII). The information supplied must be current as of a date no more than 45 days before becoming an employee.

ANNUAL REPORTING AND CERTIFICATION

     On an annual basis, all "active" employees are required to complete and submit the Annual Listing of Securities Holdings and Certification of Compliance form to your local compliance department (See Appendix X). The information supplied must be current as of a date no more than 45 days before the annual report is submitted. For all Supervised Persons who are required to pre-clear personal securities transactions through CTI iTrade, this requirement is satisfied by certifying the Code of Ethics Certification, the Brokerage Account Certification and the Holdings Certification through CTI iTrade.

REVIEW

     All reports and certifications submitted by employees pursuant to this Code shall be reviewed by the Chief Compliance Officer of the employee's operating entity or by his or her designee.

                                FIDUCIARY DUTIES

GIFTS AND ENTERTAINMENT

     No employee ("Employee") of the Company shall receive (or give) any gift or other consideration in merchandise, service, or otherwise that is excessive in value or frequency from (or to) any person, firm, corporation, association or other entity ("Outside Entity") that does business with or on behalf of the Funds, an Advisory Client or the Company.

     a. Gifts and entertainment must be reasonable in terms of frequency and value and should not be solicited. It may be reasonable to give or receive gifts at a more frequent basis under certain limited circumstances, i.e. holiday season.

     b. Do not accept gifts, favors, entertainment or other things of value which could influence your decision-making or make you feel beholden to a person or an Outside Entity.

     c. Do not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making an Outside Entity feel beholden to the Company.

     d. Entertainment situations may only be used to foster and promote business relationships with Outside Entities.

     e. You may attend business meals, business related conferences, sporting events and other entertainment events at the expense of the giver, so long as the expense is reasonable and both you and the giver are present.

     f. Gifts should not be sent to an Employee's home. If they are, the Employee must request that the gift giver discontinue this practice in the future.

     g. You may RECEIVE gifts from an Outside Entity so long as their aggregate annual value does not exceed the equivalent of $100. You may GIVE gifts to an Outside Entity so long as the aggregate annual value does not exceed the equivalent of $100.

     h. You may not accept or offer air transportation nor may you accept hotel or other accommodations without obtaining prior written approval from your local Compliance Officer. You must also obtain prior written approval from your supervisor (the person to whom you report) for all air travel, conferences, and business events that require overnight accommodations.

     i. Under no circumstances should cash gifts or cash equivalents be given to or accepted from an Outside Entity (i.e. American Express Gift Cards, Money Orders, Gift Checks, etc.).

     j. Any gift received that is prohibited should be refused; however, if it is not possible in the interest of business, the gift should be donated to a charitable organization after consultation with your immediate supervisor and Compliance.

     k. This policy applies to gifts and entertainment given to or received by family and friends on behalf of employees, vendors or clients.

     All employees are required to maintain a record of each gift given and received. A Report of Offer or Receipt of Gift is attached to this Code as Appendix XVII for this purpose. You should complete a gift form each time you receive or give a gift. You are required to maintain these forms in your files and they should be made available to Compliance or Regulators upon request.

PRIVACY POLICY

     You must abide by the Company Privacy Policy (the "Privacy Policy") which is attached to this Code of Ethics as Appendix II. The Privacy Policy is designed to protect personal and account information of clients from disclosure to any non-affiliated third parties, except as required or permitted by law or certain circumstances and when duly authorized by a Compliance Officer or director of the Company. You will be responsible for attesting to your compliance with the Privacy Policy in your Annual Certification of Compliance.

POLITICAL AND CHARITABLE CONTRIBUTIONS

     You are prohibited from making political contributions to candidates or officeholders in a position to direct public business to the Funds or your operating entity or for the purpose of obtaining or retaining advisory contracts with government entities. Charitable contributions that are solicited or directed by clients or prospective clients or made on behalf of clients or prospective clients or made for the purpose of influencing the award or continuation of a business relationship with such client or prospective client must be pre-approved by your supervisor and Compliance. For any questions relating to political and charitable contributions, you should contact your local Compliance Officer.

OUTSIDE BUSINESS ACTIVITIES

     Your outside activities must not reflect adversely on the Company or give rise to a real or apparent conflict of interest with your duties to the Company or its Advisory Clients. You must be alert to potential conflicts of interest and be aware that you may be asked to discontinue the outside activity if a potential conflict arises. You may not, directly or indirectly:

     (a) Accept a business opportunity from someone doing business or seeking to do business with the Company that is made available to you because of your position within the Company;

     (b) Take for oneself a business opportunity belonging to the Company; or

     (c) Engage in a business opportunity that competes with any of the Company's business.

     You must obtain pre-approval from your immediate supervisor and the Compliance Officer of your operating entity for any outside business activities. A form for this purpose is attached to this Code as Appendix XVIII. You must seek new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job or association with the Company or in your role with respect to that activity or organization. You must also notify your immediate supervisor and Compliance when your outside activity terminates.

     SERVICE AS DIRECTOR OF A PUBLIC COMPANY

     You may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the local Chief Legal Officer or your local Compliance Officer by completing and submitting the form attached to the Code as Appendix XVIII. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of the Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be required to comply with your operating entity's procedures concerning you and those Investment Persons who make investment decisions with respect to the securities of that entity.

                                   COMPLIANCE

CERTIFICATE OF RECEIPT

     You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to the Code as Appendix VII.

CERTIFICATE OF COMPLIANCE

     You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand the Code and recognize that you are now subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix X.

     You will also receive a copy of the Code whenever there are amendments made to the Code. At such time, you will be required to acknowledge receipt of the amended Code and certify that you have read and understand the amended Code.

     A copy of the most recent Code of Ethics can be found in the Compliance section of the Company Intranet and also may be viewed within CTI iTrade.

REMEDIAL ACTIONS

     If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a fine, suspension of trading privileges, suspension or termination.

                       REPORTS TO MANAGEMENT AND TRUSTEES

     In connection with the Company-advised Funds, the Chief Compliance Officer of each operating entity or his or her designee will report promptly any material violations of the Code by Access Persons of the Funds to the Funds' Board of Directors or Trustees as well as Senior Management and will report all violations of the Code by Access Persons of the Funds, at a minimum, on a quarterly and annual basis.

     A material violation would include instances where there is an impact on a client account, including the Funds, or where a significant remedial action has been taken in response to a violation of the Code. A significant remedial action means any action that has a significant impact on the violator, such as a material disgorgement of profits, imposition of a significant fine, suspension of trading privileges, suspension or termination.

     The quarterly and annual report will, at a minimum:

     1. Describe any issues arising under the Code of Ethics or its procedures since the last report to the Funds' Board, as the case may be, including, but not limited to, information about violations of the Code or procedures and any sanctions imposed in response to such violations;

     2. Certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

     3. Certify whether there have been any amendments to the Code of Ethics or its procedures since the last report to the Funds' Board.

              REPORTING OF APPARENT OR SUSPECTED VIOLATIONS OF THE
                FEDERAL SECURITIES LAWS ("WHISTLEBLOWER POLICY")

     All employees are required to promptly report "apparent" or "suspected" violations in addition to actual or known violations of the federal securities laws or this Code of Ethics to the Chief Compliance Officer of the employee's operating entity. Examples of the types of reporting required include, but are not limited to, noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the operating entity's business; material misstatements in regulatory filings, internal books and records, client records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the operating entity. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code. You are encouraged to seek advice from your local Legal Counsel with respect to any action which may violate the Code. For any questions relating to the reporting of violations, please refer to the Policy for Reporting Suspicious Activity and Concerns found in the Compliance section of the Company Intranet. You may also contact the Company Group Compliance Manager at (949) 219-2217.

                           RECORDKEEPING REQUIREMENTS

The Company shall maintain and preserve in an easily accessible place:

     A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

     B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

     C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

     D. A record of all written acknowledgements of receipt of the Code and amendments for each person covered under the Code within the past 5 years. These records must be kept for 5 years after the individual ceases to be an employee of the operating entity.

     E. A copy of each report submitted under this Code for a period of 5 years.

     F. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

     G. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's investment in a private placement for at least 5 years after the reporting year in which approval was granted.

     H. A record of persons responsible for reviewing Access Persons' reports during the last 5 years.

     I. A copy of reports provided to a Fund's Board of Directors regarding the Code.

                                                                      APPENDIX I

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                      INSIDER TRADING POLICY AND PROCEDURES

SECTION I. POLICY STATEMENT ON INSIDER TRADING

A.   Policy Statement on Insider Trading

Allianz Global Investors of America L.P. ("the Company") and its division or its subsidiaries (collectively, "the Company") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by the Company), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading". This is a group wide policy.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the situation when a person trades while aware of material non-public information or communicates material non-public information to others in breach of a duty of trust or confidence.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while aware of material, non-public information; or

     (2) trading by a non-insider, while aware of material, non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     (3) communicating material, non-public information to others in breach of a duty of trust or confidence.

This policy applies to every such officer, director and employee and extends to activities within and outside their duties at the Company. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to your local compliance officer.

The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

1.   TO WHOM DOES THIS POLICY APPLY?

This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:


                                   Appendix I
                                        1

     -    the Covered Person's spouse;

     -    the Covered Person's minor children;

     -    any other relatives living in the Covered Person's household;

     - a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust;

     -    a trust as to which the Covered Person is a trustee;

     -    a revocable trust as to which the Covered Person is a settlor;

     - a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

     - a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has no direct or indirect control over the partnership.

2.   WHAT IS MATERIAL INFORMATION?

Trading on inside information is not a basis for liability unless the information is deemed to be material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

     -    dividend or earnings expectations;

     -    write-downs or write-offs of assets;

     -    additions to reserves for bad debts or contingent liabilities;

     -    expansion or curtailment of company or major division operations;

     - proposals or agreements involving a joint venture, merger, acquisition;

     -    divestiture, or leveraged buy-out;

     -    new products or services;

     -    exploratory, discovery or research developments;

     -    criminal indictments, civil litigation or government investigations;

     - disputes with major suppliers or customers or significant changes in the relationships with such parties;

     -    labor disputes including strikes or lockouts;

     -    substantial changes in accounting methods;

     -    major litigation developments;

     -    major personnel changes;

     -    debt service or liquidity problems;

     -    bankruptcy or insolvency;

     -    extraordinary management developments;

     -    public offerings or private sales of debt or equity securities;

     -    calls, redemptions or purchases of a company's own stock;

     -    issuer tender offers; or

     -    recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt,


                                   Appendix I
                                        2
government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.   WHAT IS NON-PUBLIC INFORMATION?

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal, The New York Times or Financial Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

INFORMATION PROVIDED IN CONFIDENCE. It is possible that one or more directors, officers, or employees of the Company may become temporary "insiders" because of a duty of trust or confidence. A duty of trust or confidence can arise: (1) whenever a person agrees to maintain information in confidence; (2) when two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material non-public information expects that the recipient will maintain its confidentiality; or (3) whenever a person receives or obtains material non-public information from certain close family members such as spouses, parents, children and siblings. For example, personnel at the Company may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by the


                                   Appendix I
                                        3

Company, discloses material, non-public information to the Company's portfolio managers or analysts with the expectation that the information will remain confidential.

As an "insider", the Company has a duty not to breach the trust of the party that has communicated the "material, non-public" information by misusing that information. This duty may arise because the Company has entered or has been invited to enter into a commercial relationship with the company, client or prospective client and has been given access to confidential information solely for the corporate purposes of that company, client or prospective client. This duty remains whether or not the Company ultimately participates in the transaction.

INFORMATION DISCLOSED IN BREACH OF A DUTY. Analysts and portfolio managers at the Company must be especially wary of "material, non-public" information disclosed in breach of corporate insider's duty of trust or confidence that he or she owes the corporation and shareholders. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of a duty of trust and confidence that he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

INVESTMENT INFORMATION RELATING TO OUR PROPRIETARY FUNDS AND PRIVATE ACCOUNTS IS NON-PUBLIC INSIDE INFORMATION. In the course of your employment, employees may learn about the current or pending investment activities of our proprietary and sub-advised registered and unregistered funds and private clients (e.g. actual or pending purchases and sales of securities). Using or sharing this information other than in connection with the investment of client accounts is considered acting on inside information and therefore prohibited. The Board of the Funds (proprietary and sub-advised) have adopted Portfolio Holdings Disclosure Policies to prevent the misuse of material non-public information relating to the Funds and to ensure all shareholders of the Funds have equal access to portfolio holdings information. In that regard, employees must follow the Funds' policy on disclosure of non-public portfolio holdings information unless disclosure is specifically permitted under other sharing of investment-related information.

4.   IDENTIFYING MATERIAL INFORMATION

Before trading for yourself or others, including investment companies or private accounts managed by the Company, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?


                                   Appendix I
                                        4

ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Financial Times, Reuters, The Wall Street Journal or other publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, the Company and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

i. Report the matter immediately to a Compliance Officer or the Chief Legal Officer of the Company;

ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company; and

iii. Do not communicate the information inside or outside the Company, other than to a Compliance Officer or the Chief Legal Officer of the Company.

After the Compliance Officer or Chief Legal Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

5.   PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation of up to three times, the profit gained or loss avoided, whether or not the person actually benefited, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

A.   Procedures to Implement the Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of the Company in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Company must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS


                                   Appendix I
                                        5

1. No employee, officer or director of the Company who is aware of material non-public information relating to the Company or any of its affiliates or subsidiaries, including Allianz AG, may buy or sell any securities of the Company, including Allianz AG, or engage in any other action to take advantage of, or pass on to others, such material non-public information.

2. No employee, officer or director of the Company who is aware of material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

3. No employee, officer or director of the Company shall engage in a securities transaction with respect to the securities of Allianz AG, except in accordance with the specific procedures published from time to time by the Company.

4. No employee shall engage in a personal securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

5. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

6. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties


                                   Appendix I
                                        6

B.   Information Barrier Procedures

The Insider Trading and Securities Fraud Enforcement Act in the US require the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information. Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

C.   Resolving Issues Concerning Insider Trading

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact your Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.

SECTION III. NOTIFYING COMPLIANCE

The obligation to notify Compliance of an insider trading violation applies even if the employee knows or has reason to believe that Compliance has already been informed by other employees.


                                   Appendix I

                                                                     APPENDIX II

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                                 PRIVACY POLICY

We consider customer privacy to be a fundamental aspect of our relationship with clients and are committed to maintaining the confidentiality, integrity and security of our current, prospective and former clients' personal information. To ensure our client's privacy, we have developed policies that are designed to protect this confidentiality, while allowing client needs to be served.

OBTAINING PERSONAL INFORMATION

In the course of providing clients with products and services, we may obtain non-public personal information about clients which may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from client transactions, from a client's brokerage or financial advisory firm, financial adviser or consultant, and/or from information captured on our internet web sites.

RESPECTING YOUR PRIVACY

As a matter of policy, we do not disclose any personal or account information provided by clients or gathered by us to non-affiliated third parties, except as required or permitted by law. As is common in the industry, non-affiliated companies may from time to time be used to provide certain services, such as preparing and mailing prospectuses, reports, account statements and other information, conducting research on client satisfaction and gathering shareholder proxies. We may also retain non-affiliated companies to market our products and enter in joint marketing agreements with other companies. These companies may have access to a client's personal and account information, but are solely permitted to use this information to provide the specific service or as otherwise permitted by law. We may also provide a client's personal and account information to their respective brokerage or financial advisory firm, Custodian, and/or to their financial adviser or consultant.

SHARING INFORMATION WITH THIRD PARTIES

We reserve the right to disclose or report personal information to non-affiliated third parties, in limited circumstances, where we believe in good faith that disclosure is required under law to cooperate with regulators or law enforcement authorities, to protect our rights or property or upon reasonable request by any mutual fund in which a client has chosen to invest. In addition, we may disclose information about a client or a client's accounts to a non-affiliated third party only if we receive a client's written request or consent.

SHARING INFORMATION WITH AFFILIATES

We may share client information with our affiliates in connection with servicing a client's account or to provide a client with information about products and services that we believe may be of interest to them. The information we share may include, for example, a client's participation in our mutual funds or other investment programs, a client's ownership of certain types of accounts (such as IRAs), or other data about a client's accounts. Our affiliates, in turn, are not permitted to share client information with non-affiliated entities, except as required or permitted by law.

PROCEDURES TO SAFEGUARD PRIVATE INFORMATION


                                   Appendix II
                                        1

We take seriously our obligation to safeguard client non-public personal information. In addition to this policy, we have also implemented procedures that are designed to restrict access to a client's non-public personal information only to internal personnel who need to know that information in order to provide products or services to such clients. In addition, we have physical, electronic, and procedural safeguards in place to guard a client's non-public personal information.

DISPOSAL OF CONFIDENTIAL RECORDS

We will dispose of records that are knowingly derived from data received from a consumer reporting agency regarding an Advisory Client that is an individual in a manner that ensures the confidentiality of the data is maintained. Such records include, among other things, copies of consumer reports and notes of conversations with individuals at consumer reporting agencies.


                                   APPENDIX II
                                        2

                                                                    APPENDIX III

                        GUIDANCE ON BENEFICIAL OWNERSHIP

1. Securities Held By Family Members

     (a) Example 1-A:

          X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husbands, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

     (b) Example 1-B:

          X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife. Neither X nor Y is a beneficial owner of the other's securities.

     (c) Example 1-C:

          X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

     (d) Example 1-D:

          X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is a beneficial owner of A's securities.

2. Securities Held by a Company

     (a) Example 2-A:

          O is a holding company with 5 shareholders. X owns 30% of the shares of the company. Although O does no business on its own, it has several wholly-owned subsidiaries which manufacture oil- related products. X has beneficial interest in the securities owned by O.

3. Securities Held in Trust

     (a) Example 3-A:

          X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

     (b) Example 3-B:

          X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.


                                  Appendix III
                                        1

                                                                     APPENDIX IV

                     GUIDANCE ON SHORT TERM PROFIT RECOVERY
                             INVESTMENT PERSONS ONLY

The Prohibited Transactions section of the Code provides for the disgorgement of any profit realized by Investment Persons (e.g. portfolio managers, research analysts, traders) on transactions in the same or equivalent security within 30 days. This applies to the purchase and sale (or sale and purchase) of a security within a 30-day period in any beneficially owned account. The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact your local Compliance Officer.

Q.   How is the 30-day period measured?

     A. A purchase or sale is ordinarily deemed to occur on trade date. If the purchase is considered to be made on day 0, day 31 is the first day a sale of those securities may be made without regard to the profit of recovery rule.

Q. How are profits measured when there is a series of purchases and sales within the 30 calendar day period?

     A. A series of purchases and sales will be measured on a last-in, last-out basis until all purchases and sale transactions within a 30-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to disgorgement. No reduction will be made for losses.

Q. In calculating the amount of profit that can be recovered, does it matter in what order the transactions occur?

     A. No, even if the sale precedes the purchase, these transactions will be matched if they occur with a 30-day period.

Q.   Is the short sale of a security considered a sale?

     A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance, and the 30-day profit recovery rule). It is important to keep in mind that when the profits are computed under the 30-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

DERIVATIVE TRANSACTIONS

For the purposes of reporting, pre-clearance and the 30-day profit recovery rule, a transaction in any put or call option (except an option on an Exempt Security or index) or any future on a security (except a future on an Exempt Security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions". A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.


                                   Appendix IV
                                        1

                                                                      APPENDIX V

                          INSTRUCTIONS FOR USING ITRADE

Welcome to iTrade, the automated software system that enables eligible employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading through the employee's personal brokerage account. Pre-clearance for all eligible employees is based upon requirements contained within the Company Code of Ethics (the "Code"). It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

The Code is based upon the principle that officers and employees of the Company and its affiliated divisions and subsidiaries owe a fiduciary duty to both the shareholders of the registered investment companies and all other clients where the Company serves as an adviser or sub-adviser ("Advisory Clients"). Accordingly, all employees must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interest of our Advisory Clients.

All employees must pre-clear trades by entering the request into iTrade before execution of the order. Transactions that are excluded from having to be entered into iTrade are those transactions that are for Exempt Securities or defined as Exempt Transactions, i.e. direct obligations of the U.S. Government, certificates of deposit, shares of registered open-end investment companies that are not advised or sub-advised by the Company or the employee's operating entity). For a complete listing of Exempt Securities and Exempt Transactions, please refer to the Code.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A.   LOGGING INTO ITRADE

To begin using iTrade, you must click on the "CTI iTrade Pre-Clearance Form" link which appears on the Compliance Page of the Company Intranet. This will open the Internet Explorer Web browser directly to iTrade. iTrade is Windows Authenticated, meaning your Windows ID and password are used as your login to the application; therefore, you will not have to enter another ID and password to access iTrade.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. iTrade is only available from 8:00am to 4:00pm EST. Please try again during these hours.


                                   Appendix V
                                        1

B.   CERTIFICATION SCREENS

When you log into iTrade, you will immediately be presented with the certifications that need to be made at the current time, if applicable. Initial certifications will be presented first in iTrade before any standard or custom certifications are required.

YOU MUST SUBMIT THE ELECTRONIC CERTIFICATION WITHIN 10 DAYS FROM THE DATE OF YOUR FIRST TRANSACTION IS ENTERED INTO ITRADE.

                              [iTrade screenshot]

To certify from the main screen:

     STEP 1: Click the Certify hyperlink adjacent to the Certification. The corresponding certification screen appears.

     STEP 2: In the certification screen, you will be presented with the information you are required to validate. Click [Certify Now] if the information is correct. If data is missing, notify the Compliance Department so the correct information can be added.

After you certify to all the scheduled reporting requirements and/or click [Certify Later] to those where the window period is still open, you will receive the CERTIFICATION CONFIRMATION SCREEN. This screen displays which certifications were completed and which are still pending.


                                   Appendix V
                                        2

You will not be able to submit a trade request without certifying to all certifications that require immediate attention.

C.   SUBMITTING A TRADE REQUEST

Once you have completed the required certifications, you may select REQUESTS from the menu bar. In order to submit a request for pre-clearance, select the SUBMIT REQUEST from the REQUESTS menu. You must complete all required fields on the SUBMIT REQUEST screen. The required fields are as follows:

     1.   SELECTING THE SECURITY

     To enter a trade request, you must first enter a ticker, CUSIP or security name in the appropriate field for the security you wish to trade. In order to identify the ticker in the security list, select the ticker for the trade request from the SECURITY LOOKUP screen:

     This can be done several ways:

     (A)  IF YOU KNOW THE TICKER OF THE SECURITY:

          STEP 1: Type in the ticker, CUSIP or security name and then Click on the [Lookup] button.

                  The SECURITY LOOKUP screen will give you the choices that are close to, or match what you typed in.

          STEP 2: Select the ticker or CUSIP of the security you wish to trade by clicking on the hyperlink.

          STEP 3: CTI iTrade will fill in the ticker, security name, CUSIP and security type automatically on the SUBMIT REQUEST screen.

     (B)  IF YOU DON'T KNOW THE FULL TICKER OF THE SECURITY YOU WOULD LIKE TO
          TRADE:

          STEP 1: Type in the first few letters of the security name followed by an asterisk* and then click the [Lookup] button For Example:
                  If you want to buy shares of Intel and all you remember are the first few Letters, type in int* then hit [Lookup].

          STEP 2: If any tickers are found, they are displayed on the SECURITY
                  LOOKUP screen. Select the ticker or CUSIP of the security you wish to trade by clicking on the hyperlink.

          STEP 3: CTI iTrade will fill in the ticker, security name, CUSIP and security type automatically on the SUBMIT REQUEST screen.

     (C)  IF YOU ONLY KNOW THE NAME OF THE SECURITY YOU WOULD LIKE TO TRADE:


                                   Appendix V
                                        3

          STEP 1: Go to the Security Name field, type in an asterisk *, a few letters of the name and another asterisk * (For Example: for American Brands type in *AMER*)

          STEP 2: Any securities whose names have 'AMER' in them will be displayed. Select the ticker or CUSIP of the security you wish to trade by clicking on the hyperlink.

          STEP 3: CTI iTrade will fill in the ticker, security name, CUSIP and security type automatically on the SUBMIT REQUEST screen.

     (D) IF THE SECURITY YOU WOULD LIKE TO TRADE IS NOT LOCATED IN THE [LOOKUP] SCREEN YOU WILL NEED TO CONTACT THE COMPLIANCE DEPARTMENT. THE COMPLIANCE DEPARTMENT WILL ADD THE SECURITY TO ITRADE, SO THAT THE SYSTEM CAN DETERMINE IF THE TRADE REQUEST IS PERMISSIBLE.

          CTI ITRADE SCREEN FOR LOCATING A TICKER.

                              [iTrade screenshot]

2.   COMPLETING THE REQUEST ON ITRADE

     In order to complete the SUBMIT REQUEST screen, the following fields must be completed:


                                   Appendix V

          (A) TRANSACTION TYPE -  Click on the dropdown arrow to the right of the field and select the type of transaction you wish to make: Buy, Sell, Cover Short, or Sell Short.

          (B) BROKERAGE ACCOUNT - Click on the dropdown arrow to the right of the field and select the account to be used for the trade.

          (C) PRICE             - Fill in the anticipated price at which you
                                  expect to execute the trade.

          (D) QUANTITY          - Fill in the quantity you expect to buy or
                                  sell.

          (E) NOTES             - Enter any notes you wish to send with this
                                  request.

                               [iTrade screenshot]

     3.   SUBMITTING THE REQUEST ON ITRADE

          Once all the required fields on the SUBMIT REQUEST screen have been completed:

               STEP 1: Click the [Preview] button to see your request details before submitting. [Or you may click the [Clear] button to clear the request information and reenter your request.]


                                   Appendix V
                                        5

               STEP 2: The REQUEST PREVIEW screen is displayed.

                               [iTrade screenshot]

               STEP 3: Click the [Submit] button at the PREVIEW REQUEST screen to send the request through iTrade. [Or you may click the [Edit] button to return to the SUBMIT REQUEST screen.]

               STEP 4: You will receive a message on top of the PREVIEW REQUEST screen indicating whether or not your trade request has been approved for trading through your personal brokerage account. If the transaction has been denied, a Stop sign will appear with the message "Trade Request has been denied". If you have any questions about a denial, please contact the Compliance Department.

                       If the request has been approved, print out the confirmation as a record of the trade. You may now proceed and execute the trade in your personal brokerage account.

                       To continue with another trade request, click on the [Submit Another Request] button; otherwise, you can exit iTrade by selecting LOGOUT from the menu bar.


                                   Appendix V
                                       6

     4.   EXITING WITHOUT SUBMITTING THE TRADE REQUEST

     If you decide not to submit the trade request before clicking the [Submit Request] button, simply exit from the browser by clicking on LOGOUT on the menu bar.

     5.   STARTING OVER

     To clear everything on the screen and start over, click the [Clear] button on the SUBMIT REQUEST screen. This will clear all the previously entered data.

     6.   VIEW CODE OF ETHICS

     To view the Company Code of Ethics in iTrade, click on HOME on the menu bar, then click View CODE OF ETHICS. You may select another option from the menu bar.

D. RESUBMITTING PERSONAL TRADE REQUESTS

You will be able to resubmit a previously entered request in order to edit the quantity. ONLY the current day's trade requests that are either pending or have been approved will be eligible for resubmission. Any trade requests that have been denied by the system or by Compliance will not be eligible for resubmission.

To select a trade request for resubmission, select REQUESTS, then REVIEW HISTORY from the menu bar.

[You may also select SEARCH REQUESTS at this time to find the trade request you are looking for. You can search your trade request history by request date, account, transaction type, ticker, CUSIP or security name.]

When the TRADE REQUEST HISTORY screen is displayed, only those requests that fit the above criteria will show the quantity as an editable field. Select the QUANTITY link on the particular trade request you want to change and you will be brought back to the SUBMIT REQUEST screen. Only the quantity field will be available for editing. The trade will run through the entire process, including checking restrictions, as though it were a new trade request.

After the current day window period has expired, request history records will appear as 'Read Only'.


                                   Appendix V
                                        7

E.   CANCELING A TRADE REQUEST

A CANCEL link will appear in the grid with the request record where you can indicate that the trade has been canceled. Click on this link and you will be brought to a screen where you can confirm this is the trade request that you want to cancel. After confirming, the canceled column will display the text 'Canceled' and the link will no longer be active.


                                   Appendix V

                                                                     APPENDIX VI

(CHARLES SCHWAB LOGO)

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

Designated Brokerage Program -- Offered by Charles Schwab

SCHWAB AS A DESIGNATED BROKER

Allianz Global Investors of America L.P. and its affiliated divisions or subsidiaries (the "Company") have chosen Schwab as a designated broker based on the products that Schwab offers at competitive prices and on the high level of service Schwab provides to its clients.

AS A SCHWAB CUSTOMER, YOU CAN CHOOSE FROM A RANGE OF FINANCIAL SOLUTIONS

You will have access to:

     - Schwab's extensive local branch network with over 300 branches nationwide.

     -    Personalized assistance from Schwab Investment Consultants.

     - A full range of self-directed retirement plans, including Traditional, Roth, SEP, SIMPLE, Rollover IRAs and Qualified Retirement Plan (QRP).

     - Schwab's Mutual Fund OneSource Service, which includes over 1,000 no-load Mutual Funds, including certain PIMCO products and funds from other prominent fund families, all available without transaction fees(1).

     - Experts in a variety of fields including Schwab Bond Specialists, who average more than 10 years' experience and focus exclusively on the fixed income markets. These specialists can offer you regional expertise as well as a wide selection of fixed income investments. Please call Tom Brophy at 800-856-1748 for assistance with specific fixed income needs.

     - Convenient services such as online bill payment, electronic money transfers and automated trading.

AS AN ALLIANZ GLOBAL INVESTORS OF AMERICA L.P. EMPLOYEE YOUR SPECIAL BENEFITS
INCLUDE:

     - Toll-free access to a dedicated Schwab service team at 1-888-621-3933 and a customized website to further explain your benefits and to help you get started: http://www.schwabexclusive.com/23262

     - Preferred pricing on equity trades placed online from $19.95 to as low as $8

     -    Account Service Fees waived

     - Customized seminars and workshops on investing, retirement, and estate planning


                                   Appendix VI
                                        1

PREFERRED PRICING FOR ALLIANZ GLOBAL INVESTORS OF AMERICA L.P

Schwab and the Company have negotiated special pricing for transactions on U.S. equity trades on behalf of all employees of the designated affiliates of the Company. This table provides the basic pricing schedule, which varies based on your household assets held at Schwab.

                                ONLINE                   ONLINE                                   PENNY
 HOUSEHOLD ASSETS            EQUITY TRADES         MUTUAL FUND TRADES          OPTIONS           STOCKS
 ----------------     --------------------------   ------------------   --------------------   ----------
                                                                                                   $8
                                  $8                                    $9.95 plus $0.75 per   (unlimited
OVER $1 MILLION           (unlimited shares)             $39.00               contract           shares)
                                 $9.95                                                            $9.95
                            (5,000 shares;                              $9.95 plus $0.95 per   (unlimited
$500,000 - $999,999   .01 each additional share)         $39.00               contract           shares)
                                 $9.95                                                            $9.95
                            (1,000 shares;                              $9.95 plus$0.95 per    (unlimited
$50,000- $499,999     .01 each additional share)         $39.00               contract           shares)
                                 19.95                                                            $19.95
- LESS THAN                 (1,000 shares;                              $9.95 plus $1.40 per   (unlimited
   $50,000            .015 each additional share)        $39.00               contract           shares)

Pricing subject to change based on household asset level; please see the Charles Schwab Pricing Guide on Schwab.com for additional information. Corporate negotiated pricing supercedes retail pricing.

Offer is only available for U.S.-domiciled, dollar-based retail accounts held at Charles Schwab & Co., Inc. This offer does not apply to accounts held with Independent Investment Advisors at Schwab, Schwab Private Client or U.S. Trust.

CHOOSE SCHWAB -- CALL 1-888-621-3933 BETWEEN 9:00 A.M AND 7:30 P.M. EASTERN
TIME.

Schwab has established a dedicated client support line for Company employees to help you get started. Simply call the toll-free number above to receive assistance with the following:

     -    Streamlined account opening by phone

     -    Asset transfer assistance

     -    Service recommendations

     -    Introductions to specialists

     -    Appointments in Schwab Investor Centers

     -    Answers about your exclusive benefits


                                   Appendix VI
                                        2

                       IT'S EASY TO OPEN A SCHWAB ACCOUNT.

The easiest way to open a Schwab account is to call the client support line for Company employees at the tollfree number above. You'll also find the applications and forms you need in your information package. If you need additional applications or forms, you can call your team or simply:

     - Download and print forms--including transfer of account forms--online at www.schwabexclusive.com/23262 OR

     -    Stop by any local Schwab Investment Center near you

THE CLOSEST BRANCHES TO ALLIANZ GLOBAL INVESTORS OF AMERICA L.P. OFFICE LOCATIONS ARE LISTED BELOW. Please be sure to identify yourself as part of the Allianz Global Investors of America L.P. or one of its legal entities' Designated Brokerage program.

          NEW YORK, NY                NEW YORK, NY            NEW YORK, NY
   1211 Avenue of the Americas     60 E. 42nd Street          2308 Broadway
                                    Near 5th Avenue

          NEW YORK, NY                NEW YORK, NY            NEW YORK, NY
1360 Third Street at 77th Street     46 Wall Street           2 Penn Plaza

          NEW YORK, NY                STAMFORD, CT            GREENWICH, CT
        300 Park Avenue             300 Atlantic St.   Appointment Only Location.
         at 50th Street                                 Please call 877-724-2501

         NEW YORK, NY                FAIRFIELD, CT          WHITE PLAINS, NY
        1 Madison Avenue             1248 Post Road     50 Main Street, Suite 274

OR, TO FIND A SCHWAB INVESTMENT CENTER NEAR YOU CALL 1-888-621-3933

(1) Schwab's short-term transaction fee will be charged on redemptions of funds (except certain SchwabFunds) bought through Schwab's Mutual Fund OneSource(R) service (and certain other funds) with no transaction fee and held for 180 days or less. If you pay a transaction fee to purchase a fund, you will also pay a transaction fee when you sell it as well. Schwab reserves the right to change the funds we make available without transaction fees and to reinstate fees on any funds. Schwab receives remuneration from participating fund companies. Fund shares may be purchased from the fund company directly with no transaction fee.

Investors should carefully consider information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus by calling Schwab at 800-435-4000. Please read the prospectus carefully before investing. You may also view, download and print a prospectus by clicking on Prospectuses & Reports.


                                   Appendix VI
                                        3

                                                                    APPENDIX VII

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                       INITIAL ACKNOWLEDGEMENT OF RECEIPT

                                 CODE OF ETHICS
                                       and
                      INSIDER TRADING POLICY AND PROCEDURES

     I hereby certify that I have read and understand the Allianz Global Investors of America L.P. Code of Ethics and Insider Trading Policy and Procedures (collectively, the "Code"). I understand that I have a fiduciary duty to the Company's Advisory Clients and that I have an obligation to promptly report suspected violations of the federal securities laws to the Chief Compliance Officer or Chief Legal Officer of the Company. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions, including dismissal.


Date:
      -------------------------------   ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name


                                  Appendix VII

                                                                   APPENDIX VIII

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.

                                INITIAL REPORT OF
                        PERSONAL SECURITIES HOLDINGS AND
                               BROKERAGE ACCOUNTS

     I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or Mutual Fund accounts and Securities held therein. I understand that I must provide this information to my local Compliance department no later than ten (10) calendar days after my start date. The information supplied must be current as of a date no more than forty-five (45) days before becoming an employee. Failure to comply within this time period will be considered a violation of the Company Code of Ethics.

I. BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):

                                                               Relationship
                                                                to Account
Name on Account   Name of Brokerage Firm   Account Number(s)      Holder
---------------   ----------------------   -----------------   ------------


II. SECURITIES OWNED: List each Security held in the account(s) listed above or attach the most recent brokerage or Mutual Fund account statement(s) containing ALL information required below:

                    Security Type                     Market Value or
Security Name   (CS, Bond, MF, etc.)   # of Shares   Principal Amount   Date Acquired
-------------   --------------------   -----------   ----------------   -------------


Use additional sheets if necessary.

Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain these accounts outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these


                                  Appendix VIII
                                        1
accounts and I will arrange for my local compliance department to receive a duplicate copy of monthly statements for each such account.

III. REQUEST TO MAINTAIN OUTSIDE BROKERAGE ACCOUNTS: I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check the appropriate box(es).

     [ ] The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions. For all such accounts, I must provide written evidence.

          List account(s): _____________________________________________________
          __________

          Name of Investment Manager and/or family relationship:
          ______________________________________________________________________

     [ ] A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to my local compliance department.

          List account(s): _____________________________________________________
          __________

          [ ]  Other (explain)
          _____________________________________________________________________

          List account(s): _____________________________________________________
          __________

IV.  REQUEST TO MAINTAIN A SEPARATELY MANAGED ACCOUNT

     I or a covered person associated with me requests permission to maintain a fully discretionary managed account as follows:

     _____________________________________
     Name of Account

     _____________________________________
     Name of Firm Discretionary Account is
     Held

     _____________________________________
     _____________________________________
     _____________________________________
     _____________________________________
     Address and Phone Number of Firm


                                  Appendix VIII
                                        2

_____________________________________
Name of Individual with Discretion to
Manage Assets at the Firm

By signing this form, I acknowledge that I have received and understand the Company Code of Ethics and Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify my local compliance department of any changes to the above information.

If I am requesting permission to maintain a fully discretionary managed account, I certify that I or a covered person associated with me does not have investment discretion, including but not limited to making investment decisions, approving or disapproving investments for the account, or trading authorization on the account. I understand that once approved, and on an annual basis thereafter, I will need to re-certify that nothing has changed as it relates to this account.


-------------------------------------
Employee Signature

____/__________/__________
Date

-------------------------------------
(Print Name)

-------------------------------------
(Employee Position/Title)


LOCAL COMPLIANCE GROUP:

[ ] Approved   [ ] Not Approved


-------------------------------------
Signature

Reason for Not Approving:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________

Date Notified Employee: _________________________________


                                  Appendix VIII

                                                                     APPENDIX IX

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                          QUARTERLY TRANSACTION REPORT

As a Company employee, you are required to report your personal security transactional information to your local compliance department NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF EACH CALENDAR QUARTER unless the personal security transaction(s), executed in your brokerage or Mutual Fund account(s), meets one of the following criteria:

     1) Your account is maintained with a designated broker whereby your local compliance department is aware of and has access to your personal security transactions via confirms and personal account statements;

     2) Your account is maintained with a non-designated broker that has been approved by your local compliance department whereby the compliance department is receiving duplicate copies of your transactional confirms and personal account statements; or

     3) Your quarterly security transactions involved securities that are exempt(1) from the reporting provisions pursuant to the Company Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.

Complete the section of this Form if you have effected a Security transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to your local compliance department no later than the 30th calendar day following the end of the calendar quarter.

The following are my Securities transactions (other than Exempt Transactions) that have not been reported to my local Compliance Department:

                    Security Name and    Number of Shares
                   Ticker or CUSIP (if     and Principal
                  applicable, interest      Amount (if       Unit   Broker   Account
Date   Buy/Sell     & maturity date)        applicable)     Price    Name     Number
----   --------   --------------------   ----------------   -----   ------   -------



                                   Appendix IX
                                        1

By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Allianz Global Investors of America's Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.


_____/_____/_____                       ----------------------------------------
Date                                    Signature

----------
(1) You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) Money Market Funds, and 8) Shares of Registered Open-End Investment Companies that are not advised by the Company or sub-advised by the employee's operating entity.


                                   Appendix IX
                                        2

                                                                      APPENDIX X

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                      ANNUAL LISTING OF SECURITIES HOLDINGS
                         AND CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand the Allianz Global Investors of America L.P. Code of Ethics and Insider Trading Policy and Procedures (collectively, the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. I understand that I have a fiduciary duty to the Company's Advisory Clients and that I have an obligation to promptly report suspected violations of the federal securities laws to the Chief Compliance Officer. Furthermore, I certify that I have complied with the requirements of the Code for the year ended December 31, _____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to my local compliance department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all securities beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

A. BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: I maintain the following brokerage accounts or Mutual Fund accounts with brokerage facilities (list below or attach the most recent account statement containing ALL information required below):

                                                        Relationship
Name of Account   Account Held At   Account Number   to Account Holder
---------------   ---------------   --------------   -----------------


Use additional sheets if necessary.


                                   Appendix X
                                        1

B.   SECURITIES OWNED: Check the applicable box

     [ ] My local compliance department has access to my transactions in Securities that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate copies of transactional confirmations and account statements for my personal securities account(s) to my local compliance department as shown above.

     [ ] My local compliance department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Securities (other than Exempt Securities) that are beneficially owned by me in such account(s) that are shown above.

Date: ______/_____/_____


-------------------------------------
Signature

-------------------------------------
Print Name


                                   Appendix X
                                        2

                                                                     APPENDIX XI

                     ALLIANZ GLOBAL INVESTORS OF AMERICA LLC

                  PRE-CLEARANCE OF SECURITIES TRANSACTION FORM

(1)  Name of employee requesting authorization:       _________________________

(2)  Operating Entity Employed by:                    _________________________

(3)  If different from #1, name of the account
     where the trade will occur:                      _________________________

(4)  Relationship of (2) to (1):                      _________________________

(5)  Name of the firm at which the account is held:   _________________________

(6)  Name of Security:                                _________________________

(7)  Maximum number of shares or units to be
     purchased or sold or amount of bond:             _________________________

(8)  Check those that are applicable:

___ PURCHASE  ___ SALE ___ MARKET ORDER ___ LIMIT ORDER (PRICE OF LIMIT ORDER: _______)

                                                        COLUMN I      COLUMN II
                                                      -----------   ------------
(8)  Do you possess material nonpublic information
     regarding the security or the issuer of
     the security?                                    _______ Yes   ________ No

(9)  To your knowledge, are the securities or
     "equivalent securities" subject to a pending
     buy or sell order on  behalf of an Advisory
     Client of the Company?                           _______ Yes   ________ No

(10) To your knowledge, are there any outstanding
     purchase or sell orders for this security or
     any equivalent security by any Advisory
     Client of the Company?                           _______ Yes   ________ No

(11) To your knowledge, are the securities or
     equivalent securities being considered for
     purchase or sale for any Advisory Client of
     the Company?                                     _______ Yes   ________ No


                                   Appendix XI
                                        1

                  PRE-CLEARANCE OF SECURITIES TRANSACTION FORM

                                                        COLUMN I      COLUMN II
                                                      -----------   ------------
(12) Are the securities being acquired in an
     initial public offering?                         _______ Yes   ________ No

(13) Are the securities being acquired in a private
     placement?                                       _______ Yes   ________ No

(14) If you are a Portfolio Manager, has any
     account you manage purchased or sold these
     securities or equivalent securities within the
     past three calendar days or do you expect the
     account to purchase or sell these securities
     or equivalent securities within three calendar
     days of your purchase or sale?                   _______ Yes   ________ No

     I have read the Allianz Global Investors of America LLC Amended and Restated Code of Ethics dated June __, 2006 and believe that the proposed trade fully complies with the requirements of the Code.


                                        ----------------------------------------
                                        Employee Signature

                                        ----------------------------------------
                                        Print Name

                                        ----------------------------------------
                                        Date Submitted


Authorized by:
               ----------------------

Date:
      -------------------------------


                                   Appendix XI
                                        2

                                                                    APPENDIX XII

              PRE-CLEARANCE TRADE REQUEST FORM FOR CTI ITRADE USERS

                               [iTrade screenshot]


                                  Appendix XII
                                        1

                                                                   APPENDIX XIII

                    ALLIANZ GLOBAL INVESTORS OF AMERICA L.P.
                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

(MUST ATTACH A COPY OF THE PRIVATE PLACEMENT MEMORANDUM, OFFERING MEMORANDUM OR ANY OTHER RELEVANT DOCUMENTS)

Date Submitted: ___/___/___            Employee Name: __________________________

Dpt/Job Title: _____________________   Entity/Employee Group: __________________

1.   Name of the sponsor's corporation, partnership or other entity:
     ___________________________________________________________________________

     a) Name of private placement: _____________________________________________

2.   The sponsor's corporation, partnership, or other entity is: [ ] Public
                                                                 [ ] Private
     ___________________________________________________________________________

3. Describe the business to be conducted by the issuer of the private placement: ________________________________________________________________

4.   Nature of your participation: [ ] Stockholder [ ] Selling Agent
                                   [ ] General Partner [ ] Limited Partner
                                   [ ] Other: __________________________________

5. Have you received, or will you receive "selling compensation" in connection with the transaction? [ ] YES [ ] NO

     If yes, describe the nature of your compensation:
     ___________________________________________________________________________

6.   Size of offering (if a fund-provide size of fund): ________________________

7. Size of your participation as a percentage of total shares or units outstanding: ___________________

8. Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment? [ ] YES [ ] NO

     If yes, please describe:
     ___________________________________________________________________________

9. Has this private placement been made available to any client account where either you, or the person you report to, exercise investment discretion?
     [ ] YES [ ] NO

     If no, state why:
     ___________________________________________________________________________

10.  Describe how you became aware of this private placement: __________________

11. To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months? [ ] YES [ ] NO


Approved [ ]   Disapproved [ ]                            Date: ____/____/____
                               ------------------------
                               Chief Investment Officer


Approved [ ]   Disapproved [ ]                            Date: ____/____/____
                               ------------------------
                               Compliance Officer


                                  Appendix XIII

                                                                    APPENDIX XIV

(ALLIANZ GLOBAL INVESTORS LOGO)

REVIEW OF TRANSACTIONS IN
AGI CLOSED-END FUNDS

EFFECTIVE DATE: December 19, 2005

APPLICABLE POLICY:

Prior to purchasing or selling shares in any AGI Closed-End Fund, the employee must complete a preclearance form (the "PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM") and submit it for approval to their local compliance officer. In determining whether to clear the trade, the local compliance officer (either the officer to whom the form was submitted or another officer to whom it was assigned for attention) in conjunction with the Chief Compliance Officer of AGIFM ("AGIFM CCO") must make an assessment as to whether the transaction complies with the Code of Ethics and is otherwise appropriate.

COMPLIANCE STEPS:

Before clearing the trade, the local compliance officer must assess a number of factors including:

     - Review the PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM for completeness and accuracy. If the employee has indicated that he/she possesses material nonpublic information regarding the closed-end fund, the trade must be rejected.

     - Confirm that the trade does not violate either of the following blackout periods:

               (1) the closed-end fund must have been trading in the secondary market for at least 30 business days since its initial public offering; and

               (2) the trade must not be within the blackout period indicated on the Closed-End Dividend Blackout Calendar posted on the Compliance Tab of the intranet.

     - If the employee is requesting preclearance for a selling transaction, confirm that the trade will not violate any required holding periods under Section 16 or the Code of Ethics.

     - If the employee requesting preclearance works for the sub-adviser of the fund in question, AGIFM or AGIA; the local compliance officer must conduct additional due diligence. Such due diligence shall include:

                    1. Contacting the relevant portfolio manager (or other sub-adviser personnel) to determine whether there are any pending or planned changes to the closed-end fund's portfolio that may materially affect the NAV, distribution or dividend rate of the fund.

                    2. Determining whether any material changes to the fund (e.g., change of portfolio manager) are pending or planned.

                    3. Determining, through discussion with the portfolio manager or other subadviser personnel, whether there are any market events (e.g., merger involving equity security, default of fixed income security) affecting the fund.


                                  Appendix XIV
                                        1

     - If the local compliance officer determines that the trade requested is not prohibited based on the above criteria, the local compliance officer shall scan the PRECLEARANCE OF AGI CLOSED-END FUND TRANSACTION FORM and email it to the AGIFM CCO at CEFPreClearance@allianzgi-us.com. The AGIFM CCO and his/her designees will access to this email to perform the following duties.

Due diligence to be performed by the AGIFM CCO:

     - The AGIFM CCO shall contact the Fund Administration Group to determine the following items:

                    1. Confirm that the trade is not within a three business day period before and a two business day period after the dividend declaration press release for the fund in question.

                    2. Confirm that the trade is not within a five business day period before and a two business day period after an earnings release for the fund in question.

                    3. Confirm that the closed-end fund has completed all of its initial common and preferred share offerings and is not otherwise engaged in an offering of its securities.

                    4. Determine if fund administration anticipates any change in the dividend (other than LIBOR Rate changes in floating rate funds) or any other material corporate actions.

                    5. Determine when the next meeting of the Board of Trustees of the fund will be held and whether any action is anticipated that may materially affect the NAV, dividend or distribution rate of the fund.

                    6. Confirm items 1-3 of the local compliance officer's due diligence items listed above.

     - Based on the above criteria, the AGIFM CCO will note his approval or rejection of the trade request on the form and notify the local compliance officer.

The local compliance officer shall be responsible for communicating approval or rejection of the preclearance request.

After the trade is completed, the local compliance officer must do the following as part of his/her assessment:

     - Confirm by the 1st business day after trade date, that AGI NY Legal has received the trade information for Section 16 reporting persons.

          (For information on Section 16 filing procedure please consult the Fund Compliance Manual)

     - Review and file any documents or information in accordance with the local sub-adviser's record keeping procedures for employee transactions in AGI Closed-End Funds.


                                  Appendix XIV
                                        2

                                                                     APPENDIX XV

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
                       CLOSED-END FUNDS PRE-CLEARANCE FORM

     If you are an employee of Allianz Global Investors of America L.P., Allianz Global Investors Fund Management LLC, Allianz Global Investors Managed Accounts LLC, Allianz Global Investors U.S. Retail LLC, Allianz Hedge Fund Partners L.P. or NFJ Investment Group L.P. and you wish to invest in a closed-end fund in which Allianz Global Investors Fund Management LLC serves as the adviser, then you must complete the attached pre-clearance form and submit it to your local Compliance Officer for approval.


                                   APPENDIX XV
                                        1

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

             PRE-CLEARANCE TRANSACTION FORM FOR AGI CLOSED END FUNDS
                  (TO BE SUBMITTED TO LOCAL COMPLIANCE OFFICER)

(1)  Name of employee requesting
     authorization:                           _________________________________________

(2)  If different from #1, name of the
     account where the trade will occur:      _________________________________________

(3)  Relationship of (2) to (1):              _________________________________________

(4)  Name of brokerage firm and account
     number:                                  _________________________________________

(5)  Name of fund and type of security
     (e.g. common or preferred shares):       _________________________________________

(6)  Ticker Symbol:                           _________________________________________

(7)  Intended number of shares:               _________________________________________

(8)  Is the transaction being requested
     a purchase or sale?                      _________________________________________
                                                (NOTE: short sales are not permitted)

(9)  Has the fund completed all its
     initial common and preferred shares
     offerings and is not otherwise
     engaged in an offering of its shares?           _____ Yes   _____ No

(10) Does the requested transaction violate
     the Closed-End Dividend Blackout
     Calendar posted on the Compliance Tab
     of the intranet?                                _____ Yes   _____ No

(11) Do you possess material nonpublic
     information regarding the security or
     the issuer of the security?                     _____ Yes   _____ No

(12) Are you a Section 16 reporting person
     with respect to the fund you wish to
     buy or sell?                                    _____ Yes   _____ No

(13) If the requested transaction is a
     sale, has the required holding period
     been met?                                       _____ Yes   _____ No

NOTE: IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THIS FORM PLEASE CONTACT A LOCAL COMPLIANCE OFFICER.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

By signing below, the employee certifies the following: The employee agrees that the above requested transaction is in compliance with the Company Code of Ethics.


                                        ----------------------------------------
                                        Employee Signature

                                        ----------------------------------------
                                        Date Submitted


                                   Appendix XV
                                        2

  Authorized      Not Authorized
             ----                ----


By:
    ---------------------------------
Printed Name:
              -----------------------
Date:
      -------------------------------


                                   Appendix XV

                                                                    APPENDIX XVI

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
                       CLOSED-END FUNDS PRE-CLEARANCE FORM

     If you are an employee of Oppenheimer Capital LLC or PEA Capital and you wish to invest in a closed-end fund in which Allianz Global Investors Fund Management LLC serves as the adviser or your operating entity serves as the sub-advisor, then you must complete the attached pre-clearance form and submit it to your local Compliance Officer for approval.


                                  Appendix XVI
                                        1

                  ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

 PRE-CLEARANCE TRANSACTION FORM FOR AGI CLOSED END FUNDS AND IQ CLOSED END FUNDS
                  (TO BE SUBMITTED TO LOCAL COMPLIANCE OFFICER)

(1)  Name of employee requesting
     authorization:                        _____________________________________

(2)  If different from #1, name of the
     account where the trade will occur:   _____________________________________

(3)  Relationship of (2) to (1):           _____________________________________

(4)  Name of brokerage firm and account
     number:                               _____________________________________

(5)  Name of fund and type of security
    (e.g. common or preferred shares):     _____________________________________

(6)  Ticker Symbol:                        _____________________________________

(7)  Intended number of shares:            _____________________________________

(8)  Is the transaction being requested
     a purchase or sale?                   _____________________________________

                                           (NOTE: short sales are not permitted)

(9)  Has the fund completed all its initial common and
     preferred shares offerings and is not otherwise
     engaged in an offering of its shares?                ______ Yes   ______ No

(10) Does the requested transaction violate the
     Closed-End Dividend Blackout Calendar posted on
     the Compliance Tab of the intranet?                  ______ Yes   ______ No

(11) Do you possess material nonpublic information
     regarding the security or the issuer of the
     security?                                            ______ Yes   ______ No

(12) Are you a Section 16 reporting person with respect
     to the fund you wish to buy or sell?                 ______ Yes   ______ No

(13) If the requested transaction is a sale, has the
     required holding period been met?                    ______ Yes   ______ No

NOTE: IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THIS FORM PLEASE CONTACT A LOCAL COMPLIANCE OFFICER.

Approvals are valid until the close of business on the day approval has been granted. Accordingly GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Code of Ethics (the "Code") and does not imply compliance with the Code's other provisions.

By signing below, the employee certifies the following: The employee agrees that the requested transaction is in above compliance with the Company Code of Ethics.


                                        ----------------------------------------
                                        Employee Signature

                                        ----------------------------------------
                                        Date Submitted


                                  Appendix XVI
                                        2

Authorized      Not Authorized
          -----               -------


By:
    ---------------------------------

Printed Name:
              -----------------------

Date:
      -------------------------------


                                  Appendix XVI
                                        3

                                                                   APPENDIX XVII

(ALLIANZ GLOBAL INVESTORS LOGO)

                       REPORT OF OFFER OR RECEIPT OF GIFT

NAME/TITLE                         BUSINESS UNIT
----------                         -------------

DATE OF GIFT                       _____________________________________________

NAME OF PERSON/INSTITUTION
OFFERING OR GIVING GIFT            _____________________________________________

YOUR RELATIONSHIP WITH PERSON
OR INSTITUTION OFFERING OR
GIVING GIFT                        _____________________________________________

DESCRIBE GIFT IN DETAIL, INCLUDE
APPROXIMATE RETAIL VALUE IN US$
AND STATE WHETHER IT IS A
PROMOTIONAL ITEM.                  _____________________________________________

OCCASION OR EVENT, IF ANY, FOR
WHICH GIFT HAS BEEN OFFERED OR
GIVEN                              _____________________________________________

STATE WHETHER THE SAME             [ ] NO
PERSON/ORGANIZATION HAS GIVEN
YOU ANY OTHER GIFTS DURING THE     [ ] YES (DESCRIBE PRIOR GIFT AND APPROXIMATE
CURRENT CALENDAR YEAR.             RETAIL VALUE, AND THE OCCASION FOR THE GIFT.)

NAME OF SUPERVISOR AND TITLE       _____________________________________________

SIGNATURE OF EMPLOYEE AND
DATE OF REPORT                     _____________________________________________


                                 Appendix XVII
                                        1

                                                                  APPENDIX XVIII

                           OUTSIDE BUSINESS ACTIVITIES

Outside business activities must not reflect adversely on the firm or give rise to real or apparent conflicts of interest with an employee's duties and responsibilities to the firm. Employees must alert Compliance of potential conflicts of interest when they become aware of them. The firm may ask an employee to discontinue any outside activity if a potential conflict arises.

Outside business activity is not permitted if:

     1. It engages in a business opportunity that competes with any of the firm's businesses; or

     2.   You take for yourself a business opportunity belonging to the firm.

Pre-Clearance is required for outside activities, including but not limited to:

     -    Outside activity which you will be paid, including a second job;

     - Any affiliation with another for profit or not-for-profit business as a director, officer, advisory board member, general partner, owner, consultant, holder of % or more of the business voting equity interests or in any similar position;

     - Any governmental position, including as an elected official and as a member, director, officer or employee of a governmental agency, authority, advisory board, or other board (e.g. school or library board); and

     -    Candidate for Elective Office.

You must seek new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your position at Allianz, or in your role with respect to the activity or organization.

You must also advise Compliance when you terminate your relationship with the organization.


                                 Appendix XVIII
                                        1

(ALLIANZ GLOBAL INVESTORS LOGO)

              REQUEST TO ENGAGE IN OUTSIDE BUSINESS ACTIVITY WITH A
                      PROFIT OR NOT-FOR-PROFIT ORGANIZATION

TO:         COMPLIANCE

FROM:       ____________________________

TITLE:      ____________________________

BUSINESS
UNIT        ____________________________

PHONE:      ____________________________

DATE
OF REQUEST: ____________________________

1.   I would like to become a(n) [Check all that apply]

          [ ]  Director

          [ ]  Trustee

          [ ]  Officer

          [ ]  Member of Advisory Board

          [ ]  General Partner

          [ ]  Limited Partner

          [ ]  Controlling Person

          [ ]  Consultant/Sole Proprietor

          [ ]  Employee

          [ ]  Other ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________

2.   Term of Office: ___________________________________________________________

3.   Starting Date:  ___________________________________________________________


                                 Appendix XVIII
                                        2

4.   Honorarium, Stipend or Salary (if inapplicable, please so state)
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

5. Are you serving at the request of Allianz or an Affiliated Entity (check one)?

          [ ] Yes   [ ] No

6. If yes, identify the name of the individual and affiliated legal entity requesting you to serve:
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

7. Does the organization have a current business relationship with Allianz or any of its affiliates, including but not limited to a client relationship or vendor relationship?

          [ ] Yes   [ ] No

8.   If yes, describe the nature of the relationship.
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

9. Do you have a direct or indirect responsibility for any aspect of the relationship?

          [ ] Yes   [ ] No

10.  If yes, describe your involvement with the relationship.
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

11. In connection with your association with this organization, will you be involved in any of the following? Please check the applicable categories.

     [ ]  Making Investment Decisions

     [ ]  Giving Investment Advice

     [ ]  Managing money

12. If any of the categories noted in 11 apply, please describe the nature of the investment decisions, advice or management of money you will be giving:
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________


                                 Appendix XVIII
                                        3

Please be advised that should this request be approved, you must notify compliance immediately of any real or apparent conflicts of interest that may arise due to your association with this organization.


-------------------------------------   ----------------------------------------
Signature of Employee                   Date


-------------------------------------   ----------------------------------------
Print Name of Immediate Supervisor      Signature of Immediate Supervisor

-------------------------------------
Date Immediate Supervisor Approved

-------------------------------------
For Compliance Department Only

-------------------------------------   [ ] Approved   [ ] Not Approved
Date Reviewed


-------------------------------------   ----------------------------------------
Name of Compliance Officer              Signature of Compliance Officer

Comments:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                 Appendix XVIII
                                        4